Exhibit 99.1

Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

GRIFFON CORPORATION RIGHTS OFFERING
REGISTRATION STATEMENT DECLARED EFFECTIVE

JERICHO, NEW YORK, August 28, 2008 — Griffon Corporation (NYSE: GFF) announced today that the registration statement for its previously announced rights offering was declared effective on August 28, 2008 by the Securities and Exchange Commission.

The Company anticipates the following important dates for the rights offering.  These dates are subject to change, and you should review the prospectus to determine the actual dates related to the rights offering.

Important Dates

Last Day to Buy Stock and Receive Rights	September 2, 2008 (1)
Shares Trade Ex-Rights	September 3, 2008
Record Date	September 5, 2008
Subscription Period	From September 8, 2008 to September 19, 2008 (2)
Rights Eligible for Trading	September 9, 2008
Last Day Rights May Be Traded	September 18, 2008 (2)
Expiration Date	September 19, 2008 (2)

(1) Assumes three day settlement.

(2) Unless the offering is extended.

As soon as practicable, the Company expects to mail to holders of common stock as of the close of business on the record date a prospectus for the rights offering accompanied by a subscription rights exercise notice and related information for exercising the rights.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may only be offered by means of a prospectus, additional copies of which may be obtained, when available, by contacting the information agent, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company’s website at www.griffoncorp.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, capacity and supply constraints and the ability to consummate the rights offering. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.